                                  Exhibit 11

                       Calculation of Earnings Per Share
                     (In Thousands, Except Per-Share Data)

                                                                    Three Months Ended
                                                                       September 30,
                                                       --------------------------------------------
                                                               1995                    1994
                                                       --------------------    --------------------
                                                                     Fully                   Fully
                                                        Primary     Diluted     Primary     Diluted
                                                       --------    --------    --------    --------
Weighted average shares outstanding:
 Common stock                                             8,115       8,115       8,075       8,705
 Stock options                                              687         696         617         617
                                                       --------    --------    --------    --------

Total                                                     8,802       8,811       8,692       8,692
                                                       ========    ========    ========    ========

Net income                                              $ 3,670       3,670       3,756       3,756
                                                       ========    ========    ========    ========

Net income per share                                    $  0.41        0.41        0.43        0.43
                                                       ========    ========    ========    ========



                                                                    Three Months Ended
                                                                       September 30,
                                                       --------------------------------------------
                                                               1995                    1994
                                                       --------------------    --------------------
                                                                     Fully                   Fully
                                                        Primary     Diluted     Primary     Diluted
                                                       --------    --------    --------    --------
Weighted average shares outstanding:
 Common stock                                             8,108       8,108       8,060       8,060
 Stock options                                              635         659         588         607
                                                       --------    --------    --------    --------

Total                                                     8,743       8,767       8,648       8,667
                                                       ========    ========    ========    ========

Net income                                              $12,119      12,119      10,887      10,887
                                                       ========    ========    ========    ========

Net income per share                                    $  1.38        1.38        1.25        1.25
                                                       ========    ========    ========    ========
